SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-KOLLMORGEN CORP

                    MARIO J. GABELLI
                                 6/14/00            3,500-           23.0000
                    GABELLI SECURITIES INC.
                                 6/14/00              500-           23.0000
                    GABELLI PERFORMANCE PARTNERSHIP
                                 6/14/00          115,000-           23.0000
                    GABELLI INTERNATIONAL LTD
                                 5/03/00            2,000-           17.6250
                    GEMINI CAPITAL MANAGEMENT LTD
                                 6/14/00           50,000-           23.0000
                    GAMCO INVESTORS, INC.
                                 6/14/00          225,000-           23.0000
                                 6/02/00            1,000-           22.9375
                                 5/30/00            1,800-           22.8750
                                 5/25/00              800-           22.6875
                                 5/24/00           12,000-           22.6875
                                 5/23/00            7,200-           22.7500
                                 5/22/00            6,000-           22.7500
                                 5/16/00           22,000            22.7500
                                 5/16/00            3,500-           22.7500
                                 5/15/00            1,000-           22.7500
                                 5/09/00            1,000-           22.6250
                                 5/08/00            2,000-           22.6250
                                 5/08/00           27,000-           22.6285
                                 5/05/00            4,500-           22.7014
                                 5/03/00            1,500-           16.7292
                                 5/03/00            1,000-           17.3750
                                 4/26/00              500-           13.6250
                                 4/26/00            3,000            13.5833
                                 4/24/00            2,000            12.0938
                                 4/19/00              500-           11.9375
                                 4/17/00            3,000            12.0000
                    GABELLI ASSOCIATES LTD
                                 6/14/00           59,600-           23.0000
                                 5/31/00            5,000            22.8750
                                 5/16/00           10,000            22.7500
                                 5/15/00            4,000            22.7500
                                 5/12/00           20,600            22.6875
                                 5/08/00           20,000            22.6563
                    GABELLI & COMPANY
                                 6/14/00              200-           23.0000





                                              SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-KOLLMORGEN CORP

          GABELLI FUNDS, LLC.
                        GABELLI SMALL CAP GROWTH FUND
                                 6/14/00          116,000-           23.0000
                        GABELLI ASSET FUND
                                 6/14/00          200,000-           23.0000
                        GABELLI CAPITAL ASSET FUND
                                 6/14/00           20,000-           23.0000
                                 5/16/00            7,000            22.8000













          (1) THE TRANSACTIONS ON 6/14/00 WERE IN CONNECTION WITH THE TENDER OFFER DESCRIBED IN ITEM 5(A) OF THIS AMENDMENT TO SCHEDULE 13D. ALL OTHER TRANSACTIONS WERE EFFECTED ON THE NYSE.



          (2) PRICE EXCLUDES COMMISSION.












                                             SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

          CONVERTIBLE NOTES- KOLLMORGEN CVT BONDS

                    GAMCO INVESTORS, INC.
                                 5/02/00              142-          100.0000
          GABELLI FUNDS, LLC.
                         GABELLI EQUITY INCOME FUND
                                 5/01/00               22-          100.0000
                         GABELLI CONVERTIBLE FUND
                                 5/09/00                6            99.2500
                                 5/01/00               98-          100.0000




















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.


































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